UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW
Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 10, 2014, The Advisory Board Company (the “Company”) entered into a Stock Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”), with Royall Holdings, LLC (the “Seller”) and Royall Acquisition Co. (“Royall”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company will purchase 100% of Royall’s outstanding capital stock from the Seller (the “Stock Purchase”). Upon the consummation of the Stock Purchase, Royall and Royall’s three wholly-owned subsidiaries will become wholly-owned subsidiaries of the Company. The material terms of the Stock Purchase Agreement, including the conditions to the proposed Stock Purchase, will be described in a subsequent filing on Form 8-K.

A copy of the press release issued by the Company announcing execution of the Purchase Agreement is furnished as Exhibit 99 to this report and is incorporated by reference in this Item 7.01.

The information in this Item 7.01, including the exhibit furnished as Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The Company herewith furnishes a copy of the press release announcing execution of the Purchase Agreement as Exhibit 99.

Exhibit No.	Exhibit

99	Press release dated December 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: December 10, 2014	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	Press release dated December 10, 2014